SCHEDULE

                              TO THE

                         MASTER AGREEMENT

                   DATED AS OF AUGUST 19, 1998

                             BETWEEN

       MERRILL LYNCH CAPITAL SERVICES, INC., a corporation
               organized under the laws of Delaware
                           ("PARTY A")

                               and

         NOVASTAR MORTGAGE FUNDING TRUST, SERIES 1998-2,
           a Trust organized under the laws of Delaware
                           ("PARTY B")

                              PART 1

                      TERMINATION PROVISIONS
In this Agreement:-

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of: -

Section 5(a) (v),   Not Applicable
Section 5(a) (vi),  Not Applicable
Section 5(a)(vii),  Not Applicable
Section 5(b) (iv),  Not Applicable

     in relation to Party B for the purpose of:-

Section 5(a)(v),    Not Applicable
Section 5(a)(vi),   Not Applicable
Section 5(a)(vii),  Not Applicable
Section 5(b) (iv),  Not Applicable

(b)  "SPECIFIED TRANSACTION" will have the meaning specified in
Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and to Party B.

If such provisions apply: -


"SPECIFIED INDEBTEDNESS" will have the meaning specified in
Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

"THRESHOLD AMOUNT" means, in respect of Party A, U.S. $35,000,000 or its equivalent in other currencies, and in respect of Party B, U.S. $35,000,000 or its equivalent in other currencies.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and Party B. Notwithstanding
Section 5(b)(iv) of this Agreement, "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to a parry, any Credit Support Provider of such party or any Specified Entity of such party and such action does not constitute an event described in Section 5(a) (viii) but that, in the reasonable opinion of the other party, the creditworthiness of the successor, surviving or transferee entity taking into account any applicable Credit Support Document (which will be the Affected Party) is materially weaker than that of its predecessor, immediately prior to the occurrence of the Designated Event. For purposes hereof, a Designated Event means that, after the Trade Date of a Transaction:

     (i) the party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by that party as of the Trade Date of that Transaction) to, or receives all or substantially all the assets and obligations of, another entity;

     (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of the party; or

     (iii) the party enters into any agreement providing for any of the foregoing.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A or to Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section
6(e) of this Agreement: -

     (i)       Market Quotation will apply.

     (ii)      The Second Method will apply.

(g)  "TERMINATION CURRENCY" means United States Dollars.

(h)  ADDITIONAL TERMINATION EVENT will not apply.





                              PART 2

                       TAX REPRESENTATIONS

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:-

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d) (ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a) (iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below:-

     (i) The following representation WILL NOT apply to Party A and WILL NOT apply to Party B:-

               It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

                              PART 3

                    DOCUMENTS TO BE DELIVERED

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents as applicable: -

(a)  Tax forms, documents or certificates to be delivered are:-
     None.

(b)  Other Documents to be delivered are: -

PARTY REQUIRED      FORM/DOCUMENT/      DATE BY   COVERED BY SECTION
TO DELIVER          CERTIFICATE         WHICH TO  3(D)REPRESENTATION
DOCUMENT                                BE DELIVERED


Party A/  Annual audited financial      Promptly            Yes.
Party B.  statements (in the case of    after request.
          Party A, of its Credit Sup-
          port Provider) prepared in
          accordance with generally
          accepted accounting
          principles in the country
          in which the party is
          organized.

Party A/  Quarterly unaudited finan-    Promptly            Yes.
Party B.  cial statements (in the case  after request.
          of Party A, of its Credit
          Support Provider) prepared in
          accordance with generally
          accepted accounting principles
          in the country in which the
          party is organized.

Party A/  A duly executed copy of the   At execution        No.
Party B.  Credit Support Document       hereof.
          specified in Part 4 of the
          Schedule.

Party A.  Opinion of inside counsel     At the execution         No.
          in respect of this Agree-     of this Agreement.
          ment and Party A's Credit
          Support Document.

                              PART 4

                          MISCELLANEOUS

(a) ADDRESSES FOR NOTICES: For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:       Merrill Lynch World Headquarters, World Financial
               Center, North Tower, 22nd Floor, 250 Vesey Street,
               New York, New York 10281-1322
Attention:     Swap Group
Telex No.:     6716341        Answerback:    MLB SCTR
Facsimile No.: 212 449-1788   Telephone No.: 212 449-0291

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5,6 and 7 as well as any changes to Party B's address, telephone number or facsimile number should be sent to:

     CICG Counsel
     Merrill Lynch World Headquarters, World Financial Center,
     North Tower, 23rd Floor
     250 Vesey Street, New York, New York 10281-1323
     Attention:     Swaps Legal
     Facsimile No.: 212 449-6993

Address for notices or communications to Party B:-

NovaStar Mortgage Funding Trust, Series 1998-2
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
ATTN:  Corporate Trust Administration
Facsimile:  (302) 651-1576,

with copies to:

First Union National Bank
230 South Tryon Street, NC 1179
Charlotte, North Carolina 28288
ATTN:  Corporate Trust Administration
Facsimile: (704) 383-6039; and

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
ATTN:     Insured Portfolio Mgmt -SF (NovaStar Mortgage Funding
          Trust, Series 1998-2)
Facsimile:     (914) 765-3810

(For all purposes)

(b)  PROCESS AGENT. For the purpose of Section 13(c):-

Party A appoints as its Process Agent:  Not Applicable

Party B appoints as its Process Agent:  Not Applicable

(c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY.    For the purpose of Section 10(c) of
this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)  CREDIT SUPPORT DOCUMENT. Details of any Credit Support
Document:-

Party A:- Guarantee of Merrill Lynch & Co., Inc. ("ML & Co.") in the form attached hereto as Exhibit A.

Party B:- The Swap Policy (as defined below) and the Indenture, dated as of August 19, 1998 (the "Indenture"), between Party B and First Union National Bank, as Indenture Trustee.

(g)  CREDIT SUPPORT PROVIDER.

Credit Support Provider means in relation to Party A, ML & Co.

Credit Support Provider means in relation to Party B, Not
Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to all Transactions under this Agreement following 15 days prior notice from one party to the other.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                              PART 5

                         OTHER PROVISIONS

(1) Section 3 of the Agreement is hereby amended by adding at the end thereof the following subsection (g):

     "(g)   ELIGIBLE SWAP PARTICIPANT. It is an "eligible swap
participant" within the meaning of Part 35.1 (b)(2) of the General Regulations under the Commodity Exchange Act."

(2) Notwithstanding the provisions of Section 7, Party A may assign and delegate its rights and obligations under any Transaction to any subsidiary of ML & Co. organized under the laws of any State of the United States of America effective upon delivery to Party B of an assumption by such subsidiary and a Guarantee of the obligations of such subsidiary in the form of Exhibit A hereto.

(3) Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim; provided, however, that upon the designation or deemed designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to setoff, counterclaim, or otherwise withhold payment) under applicable law:

     the non-Defaulting Party or non-Affected Party (in either case, "X") may set off any sum or obligation arising under this Agreement (whether matured or unmatured) owed or due by the Defaulting Party or Affected Party (in either case, "Y") to X against any sum or obligation arising under this Agreement (whether matured or unmatured) owed or due by X (the "Original Obligation") to Y, and, for this purpose, may convert one currency into another. Any such setoff shall automatically satisfy and discharge the Original Obligation and the obligation so set off and, if the Original Obligation exceeds the sum or obligation to be set off against, the Original Obligation shall be novated and replaced by an obligation to pay Y only the excess of the Original Obligation over such sum or obligation.

(4) If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instruction (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(5) Party B acknowledges and agrees that (i) Party A is acting solely in the capacity of an arm's-length contractual counterparty with respect to this Agreement and any Transaction hereunder, (ii) Party A is not acting as a financial advisor or fiduciary of Party B (or in any similar capacity) with respect to this Agreement and any Transaction hereunder and (iii) any advice given by Party A under or in connection with this Agreement or any Transaction is and will be merely incidental to the provision of Party A's services hereunder and does not and will not serve as a primary basis of any investment decision by Party B. Party B represents to Party A (which representation shall be deemed to be repeated by Party B on each date on which a Transaction is entered into) that its decision to enter into each Transaction has been based solely on the independent evaluation of Party B and its representatives.





                              PART 6

                         MBIA PROVISIONS

     The following provisions shall apply to any Transactions to which the Interest Rate Swap Insurance Policy issued on August 19, 1998 (the "Swap Policy") by MBIA Insurance Corporation ("MBIA"), for the account of Party B, as principal, and for the benefit of Party A, as beneficiary, relates ("Insured Transactions").


     (i)       Designation of Early Termination Date.
               Notwithstanding anything to the contrary in
               Section 6 of this Agreement, if any:

               (A)  Event of Default in respect of any Insured
                    Transaction under this Agreement occurs, or

               (B)  any Termination Event in respect of any
                    Insured Transaction under this Agreement occurs (other than the Additional Termination
                    Event described at (iii) below),


then, in either case, neither Party A nor Party B shall designate an Early Termination Date in respect of any such Insured
Transaction unless:

               (Y) MBIA has failed to pay any payment due to Party A under the terms and conditions of the Swap Policy; or

               (Z) MBIA has otherwise consented in writing to such designation.

     (ii) MBIA-directed termination. If any Event of Default under this Agreement occurs with respect to Party B as the Defaulting Party, then MBIA (so long as it has not failed to pay any payment due to Party A under the terms and conditions of the Swap Policy) shall have the right (but not the obligation) upon notice to Party A and Party B to designate an Early Termination Date with respect to Party B with the same effect as if such designation were made by Party A. For purposes of the foregoing sentence, an Event of Default with respect to Party B shall be considered to be continuing, notwithstanding any payment by MBIA under the Swap Policy. The parties acknowledge that, except as the Swap Policy may be otherwise endorsed, unless MBIA designates an Early Termination Date (as opposed to merely consenting to such designation by one of the parties) pursuant to its right to do so hereunder payments due from Party B because an Early Termination Date has been designated will not be insured.

     (iii)     Additional Termination Event. Additional
               Termination Events will apply. The following shall constitute an Additional Termination Event:

               (A) MBIA fails to meet its payment obligations under the Swap Policy and such failure is continuing with respect to MBIA under the Swap Policy; or

               (B) MBIA fails at any time during the term of this Agreement to have (a) a claim paying ability rating of at least A- or higher from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or (b) a financial strength rating of at least A3 or higher from Moody's Investors Service, Inc.; provided, however, that additionally:

                    (X)  an Event of Default has occurred or is
                         continuing with respect to Party B as
                         the Defaulting Party; or

                    (Y)  a Termination Event has occurred or is
                         continuing with respect to Party B.

                    For the purpose of the foregoing Termination
                    Event, the "Affected Party" shall be Party B.

               (C) The long-term senior unsecured debt rating of Party A's Credit Support Provider from:

                    (a)  S&P is withdrawn, suspended or falls to
                         or below "A-"; or

                    (b) Moody's is withdrawn, suspended or fails to or below "A3"; and

               Party A has not, within 30 days executed a collateral agreement with Party B, MBIA and a third-party collateral agent providing for the collateralization of Party A's obligations under the Agreement as measured by the estimated Settlement Amount, such amount to be established by Party A monthly and on demand, collateral to be marked-to-market weekly; provided that the collateral, collateral levels, collateral agent and terms of such collateral agreement must all be reasonably satisfactory to MBIA, it being understood that cash and United States treasury and agency securities shall be deemed reasonably satisfactory to MBIA (a "Collateral Agreement").

               For the purpose of the foregoing Termination
               Event, the "Affected Party" shall be Party A.

               (D) The long-term senior unsecured debt rating of Party A's Credit Support Provider from (a) S&P is withdrawn, suspended or falls to or below "BBB+"; or (b) from Moody's is withdrawn, suspended or falls to or below "Baa1."

                    For the purpose of the foregoing Termination
                    Event, the "Affected Party" shall be Party A.

     (iv)      No suspension of payments. Notwithstanding Section
               2(a)(iii) of this Agreement, Party A shall not suspend any payments due under an Insured
               Transaction under Section 2(a) (iii) unless:

               (A) MBIA is in default in respect of any payment obligations under the Swap Policy; or

               (B)  MBIA has not provided to Party A, in
                    accordance with the terms of this Agreement, any ministerial notices (including, and limited to, wire instructions for payments) required by this Agreement to be provided by Party B to Party A, which notices Party B has failed to provide, and Party A has given three (3) Business Days' notice to MBIA of such failure.

     (v) Collateral. If the long term senior unsecured debt rating of Party A's Credit Support Provider from:

               (a) S&P is withdrawn, suspended or falls to or below "A-"; or

               (b) Moody's is withdrawn, suspended or falls to or below "A3"; and

               then Party A will, within 30 days, execute a Collateral Agreement with Party B, MBIA and a third-party collateral agent.

     (vi) Replacement. Party A agrees that if Party B or MBIA has a right to designate an Early Termination Date pursuant to Part 6 (iii) (C) or (D) above, then, upon the request of MBIA or Party B with the consent of MBIA, Party A shall procure a replacement Transaction at its own expense (and at no expense to Party B) with a swap counterparty on the same terms as this Agreement mutatis mutandis, or else with such amendments to the terms of this Agreement as have been approved by S&P, Moody's and MBIA.

     (vii) Representations and agreements. Each party agrees that each of its representations and agreements in this Agreement is expressly made to and for the benefit of MBIA.

     (viii) Third-party beneficiary. Party A and Party B hereby each acknowledge and agree that MBIA shall be an express third-party beneficiary (and not merely an incidental third-party beneficiary) of this Agreement and the obligations of such party under any Insured Transaction, and as such, entitled to enforce the Agreement and the terms of any such Insured Transaction against such party on its own behalf and/or on behalf of the holders of the Bonds (as defined in the Indenture referenced above) and otherwise shall be afforded all remedies available hereunder or otherwise afforded by law against the parties hereto to redress any damage or loss incurred by MBIA including, but not limited to, fees (including professional fees), costs and expenses incurred by MBIA which are related to, or resulting from any breach by such party of its obligations hereunder.

     (ix) Policy coverage. Party A and Party B hereby each acknowledge and agree that MBIA's obligation with respect to Insured Transactions shall be limited to the terms of the Swap Policy. Notwithstanding
               Section 2(e) or any other provision of this Agreement, MBIA shall not have any obligation to pay interest on any amount payable by Party B under this Agreement.

     (x) Subrogation. Notwithstanding any other term of this Agreement, Party A and Party B hereby acknowledge that to the extent of payments made by MBIA to Party A under the Swap Policy, MBIA shall be fully subrogated to the rights of Party A against Party B under the Insured Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies. Notwithstanding any other term of this Agreement, Party A hereby agrees to assign to MBIA its right to receive payment from Party B under any Insured Transactional the extent of any payment thereunder by MBIA to Party A. Party B hereby acknowledges and consents to the assignment by Party A to MBIA of any rights and remedies that Party A has under any Insured Transaction or any other document executed in connection herewith.

     (xi) Isolation of Insured Transactions in designating an Early Termination Date. Notwithstanding Section 6 of this Agreement, any designation of an Early Termination Date in respect of the Insured Transactions by MBIA or by Party A with the consent of MBIA pursuant to paragraph (i) above shall apply only to the Insured Transactions and not to any other Transaction under this Agreement, unless Party A shall designate an Early Termination Date in respect of such other Transaction. Nothing contained in this paragraph
               (xi) shall affect the rights of Party A under this Agreement to designate an Early Termination Date in respect of any Transaction other than the Insured Transactions, which designation shall not apply to the Insured Transactions unless expressly provided in such designation and unless MBIA shall have designated, or consented to the designation by Party A of, an Early Termination Date in respect of the Insured Transactions in accordance with paragraph (i) above.

     (xii) No netting. Notwithstanding Section 2(c) of this Agreement, in no event shall either Party A or Party B be entitled to net its payment obligations in respect of the Insured Transactions against the payment obligations of the other party in respect of other Transactions under this Agreement if such Transactions are not Insured Transactions, nor may either Party A or Party B net the payment obligations of the other party under Transactions that are not Insured Transactions against the payment obligations of such party under Insured Transactions, it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other Transactions. Section 6(e) of this Agreement shall apply to all Insured Transactions with the same effect as if the Insured Transactions constituted a single master agreement. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any Transactions other than the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other Transactions unless otherwise specified in such other Transaction and agreed to in writing by MBIA.

     (xiii) No set-off or counterclaim. In no event shall either Party A or Party B be entitled to:

               (A) set-off its payment obligations in respect of an Insured Transaction against the payment obligations of the other party (whether by counterclaim or otherwise) if such obligations are not Insured Transactions, or

               (B) net the payment obligations of the other party that are not with respect to Insured Transactions against the payment obligations of such party under Insured Transactions,

                    it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other obligations. Notwithstanding
                    Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any obligation other than those under the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other obligations unless otherwise specified in such other obligation and agreed to in writing by MB IA.

     (xiv) Expenses. Party B agrees to reimburse MBIA immediately and unconditionally upon demand for all reasonable expenses incurred by MBIA in connection with the issuance of the Swap Policy and the enforcement by MBIA of Party B's obligations under this Agreement and any other documents executed in connection with the execution and delivery of this Agreement, including, but not limited to, fees (including professional fees), costs and expenses incurred by MBIA which are related to, or resulting from any breach by Party B of its obligations hereunder.

     (xv) Transfers/Assignments. Notwithstanding Section 7 of the Agreement, no Insured Transaction may be assigned by either Party A or Party B without the prior written consent of MBIA. However Party A may make such an assignment to an affiliate of Party A without MBIA's prior written consent, if Party A (or the entity currently guaranteeing the obligations of Party A, if any) provides a guaranty of the Swap, as assigned, acceptable to MBIA (it being understood that a guaranty substantially in the form of the guaranty delivered to MBIA by Party A's Credit Support Provider in connection with the execution of this Agreement shall be acceptable).

     (xvi) Amendments/waivers. Section 9(b) of the Agreement is hereby amended by (A) adding the words "or any Credit Support Document" after the word "Agreement" in the first line thereof and (B) adding the phrase "and MBIA" following the words "parties" in the third line thereof.

     (xvii)    Notices. A copy of each notice or other
               communication between the parties with respect to this Agreement must be forwarded to MBIA.

     (xviii)   "Reference Market Makers." The definition of
               "Reference Market-makers" set forth in Section 12 of the Agreement shall be amended in its entirety to read as follows:

               "Reference Market-makers" means four (4) leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city. The rating classification assigned to any outstanding long-term senior debt securities issued by such dealers shall be at least (1) "Aa" or higher as determined by Moody's Investors Service Inc., (2) "AA" or higher as determined by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or (3) an equivalent investment grade rating determined by a nationally-recognized rating service acceptable to both parties, provided, however, that, in any case, if Market Quotations cannot be determined by four (4) such dealers, the party making the determination of the Market Quotation may designate, with the consent of the other party and MBIA, one (1) or more leading dealers whose long-term senior debt bears a lower investment grade rating.

              GUARANTEE OF MERRILL LYNCH & CO., INC.


          FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware ("ML & CO."), hereby unconditionally guarantees to NOVASTAR MORTGAGE FUNDING TRUST, SERIES 1998-2 (the "Company"), its successors and permitted assigns, the due and punctual payment of any and all amounts payable by Merrill Lynch Capital Services, Inc., a corporation organized under the laws of the State of Delaware ("MLCS"), under the terms of the Master Agreement between the Company and MLCS, dated as of August 19, 1998 (the "Agreement"), including, in case of default, expenses of collection, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however, that delay by the Company in giving such demand shall in no event affect ML & Co.'s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such payment had not been made.

          ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLCS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

          ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLCS. ML & Co. further waives any right of subrogation to the rights of the Company until such time as all obligations of MLCS to the Company under the Agreement have been discharged in full.

          ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

          This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

          This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLCS under the Agreement entered into prior to the effectiveness of such notice of termination.

          This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

          IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

                                   MERRILL LYNCH & CO., INC.

                                   By: _______________________
                                   Name:
                                   Title:
                                   Date:  As of August 19, 1998

                                   World Financial Center
                                   North Tower
                                   New York, New York 10281-1322
                                   Tel:  (212) 449-0291
                                   Fax:  (212) 449-6219
                                   Telex:  671 6341 MLB SCTR

                                   Debt Markets Division
MERRILL LYNCH                      Global Swap Group

Date:     18 AUGUST 1998

TO:       NOVASTAR MORTGAGE FUNDING TRUST SERIES 1998-2

FROM:     MERRILL LYNCH CAPITAL SERVICES, INC.

RE:       TRANSACTION - REFERENCE 98DL2709

Dear Sirs:

     The purpose of this communication is to set forth the terms and conditions of the Transaction entered into between Merrill Lynch Capital Services, Inc. (MLCS) and Novastar Mortgage Funding Trust Series 1998-2 ("Counterparty"), on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

     THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS TRANSACTION EXCHANGE BETWEEN US, UNLESS YOU REQUEST THAT WE SIGN HARD COPY VERSIONS OF THIS CONFIRMATION. PLEASE CONTACT THE INDIVIDUAL INDICATED IN THE LAST PARAGRAPH OF THIS LETTER TO RECEIVE SUCH COPIES.

     PLEASE SIGN AND RETURN THIS CONFIRMATION AT YOUR EARLIEST
CONVENIENCE.  BECAUSE OF THE IMPORTANCE OF CONFIRMING
TRANSACTIONS PROMPTLY AND ACCURATELY, WE REGRET THAT ANY
CONFIRMATIONS WHICH ARE NOT SIGNED AND RETURNED WITHIN TEN DAYS
MAY RESULT IN A DELAY IN PAYMENTS.

     This Confirmation incorporates the definitions and provisions contained in the 1991 ISDA Definitions, as published by the International Swap Dealers Association, Inc. ("ISDA") (the "Definitions"). The Definitions shall apply to this communication even if the Agreement between the parties incorporates the provisions of the 1985 ISDA Code of Swaps, the 1986 ISDA Code of Swaps, or the 1987 Interest Rate and Currency Exchange Definitions. In the event of any inconsistency between this Confirmation and the Agreement or the Definitions, the terms of this Confirmation shall govern this Agreement.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 19, 1998, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of this particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:          Rate Cap Transaction

Notional Amount:              USD 60,000,000.00

Trade Date:                   18 August 1998

Effective Date:               19 August 1998

Termination Date:             23 March 2001

Fixed Amounts:

     Fixed Rate Payer:        Counterparty

     Fixed Rate Payer
     Payment Dates:           23 March, 23 June, 23 September and
                              23 December in each year,
                              commencing on 23 September 1998,
                              and ending on the Termination Date,
                              inclusive, subject to adjustment in
                              accordance with the Modified
                              Following Business Day Convention

     Fixed Rate Payer initial
     Calculation Period:      From and including 23 June 1998, to
                              but excluding 23 September 1998,
                              subject to adjustment in accordance
                              with the Modified Following
                              Business Day Convention

     Fixed Rate:              0.3690%

     Fixed Rate Day
     Count Fraction:          Actual/360

Floating Amounts:

     Floating Rate Payer:     MLCS

     Cap Rate:                5.75%

     Floating Rate Payer
     Payment Dates:           23 March, 23 June, 23 September and
                              23 December in each year,
                              commencing on 23 September 1998,
                              and ending on the Termination Date,
                              inclusive, subject to adjustment in
                              accordance with the Modified
                              Following Business Day Convention

     Floating Rate Payer initial
     Calculation Period:      From and including 23 June 1998, to
                              but excluding 23 September, 1998,
                              subject to adjustment in accordance
                              with the Modified Following
                              Business Day Convention

     Floating Rate Option:    USD-LIBOR-BBA

     Designated Maturity:     Three months

     Floating Rate Day
     Count Fraction:          Actual/360

     Reset Dates:             The first day of each Floating Rate
                              Payer Calculation Period

     Rate Cut-off Dates:      Inapplicable

     Method of Averaging:     Inapplicable

     Compounding:             Inapplicable

Calculation Agent:            MLCS

Business Days:                New York, London

     3.   Account Details

     Payment to MLCS:         BANKERS TRUST COMPANY, NEW YORK, NY
                              (FED. ABA:  021001033)
                              FAO:  MERRILL LYNCH CAPITAL
                              SERVICES, INC.
                              DOLLAR SWAPS, NEW YORK, NY
                              A/C#:  00-811-874

     Payments to
     Counterparty:            Please advise

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission on (212) 449 6219, Attention:
Keith Doree, telephone:  (212) 449 7412.

                         Very truly yours,

                         MERRILL LYNCH CAPITAL SERVICES, INC.


                         By: __________________________________
                              Authorized Signatory

Accepted and confirmed as
of the Trade Date written above:


NOVASTAR MORTGAGE FUNDING TRUST SERIES 1998-2


By: ________________________________
     Name:  Emmett R. Harmon
     Title:  Vice President

ACCOUNT DETAILS

Payments to NatWest           For account of NatWest Bank Group
                              Swaps Book [SWIFT NWIB GP2P SWP]
                              with Chase Manhattan Bank, New York
                              Account Number 0011009156 CHIPS
                              273948 [SWIFT CHAS US 33]

Payments to Counterparty      Please advise in return
                              Confirmation

OFFICES

The Office of Counterparty for the Transaction is Westwood,
Kansas.

The Office of NatWest for the Transaction is London.

Broker/Arranger               Greenwich Capital Markets, Inc.

Representations and Warranties

To induce the other to enter into the Transaction, each party represents and warrants to the other that (i) it is an "eligible swap participant" as such term is defined in Section 35.1(b)(2) of the Regulations (17 CFR 35) promulgated under the Commodity Exchange Act, as amended and it has entered into this Transaction in conjunction with its line of business (including financial intermediation services) or the financing of business, (ii) it is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary, (iii) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction (it being understood that information and explanation related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction), (iv) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction, (v) it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understand and accepts, the terms, conditions and risks of this Transaction, and it is capable of assuming, and assumes, the risk of this Transaction, and (vi) the other party is not acting as fiduciary for or an adviser to it in respect of this Transaction.

This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for NatWest Capital Markets Limited, regulated by the Securities and Futures Authority, which itself acts as agent for National Westminster Bank PLC, regulated by IMRO. Your transactions with National Westminster Bank PLC in
Schedule 5 instruments are at present exempt from the Financial Services Act 1986 but are subject to the Bank of England's London Code of Conduct.

NatWest Capital Markets Limited shall act as settlement agent on behalf of National Westminster Bank Plc in respect of this Transaction.

This Confirmation is in final form.  No hard copy will follow.

Please ensure that you respond promptly to this Confirmation. If you disagree with any part of it please telephone the sender so that the discrepancy may be quickly resolved.

We are pleased to have completed this Rate Protection Transaction and look forward to dealing with you again in the near future.

Please confirm that the foregoing correctly sets forth the terms of our agreement by a return document to Greenwich Capital
Markets, Inc. substantially to the following effect:

"Re Our Ref NY11432

We acknowledge receipt of your document dated 5 August 1998 with respect to the above-referenced Transaction between National Westminster Bank PLC and Novastar Mortgage Fund Trust 98-2. with an Effective Date of 26 March 2001 and a Termination Date of 26 June 2003 and confirm that such document correctly sets forth the terms of our agreement relating to the Transaction described therein. Yours faithfully, Novastar Mortgage Fund Trust 98-2., by (specify name and title of authorised officer)."

Confirmed as of the                Confirmed as of the
date first written                 date first written


Name:  Elizabeth C. Parker         Name:
Title:  Vice President             Title:
Greenwich Capital Markets, Inc.    Novastar Mortgage Fund Trust
As Agent as stated above           98-2

                                   World Financial Center
                                   North Tower
                                   New York, New York 10281-1322
                                   Tel:  (212) 449-0291
                                   Fax:  (212) 449-6219
                                   Telex:  671 6341 MLB SCTR

                                   Debt Markets Division
MERRILL LYNCH                      Global Swap Group

Date:     18 AUGUST 1998

TO:       NOVASTAR MORTGAGE FUNDING TRUST SERIES 1998-2

FROM:     MERRILL LYNCH CAPITAL SERVICES, INC.

RE:       TRANSACTION - REFERENCE 98DL2708

Dear Sirs:

     The purpose of this communication is to set forth the terms and conditions of the Transaction entered into between Merrill Lynch Capital Services, Inc. (MLCS) and Novastar Mortgage Funding Trust Series 1998-2 ("Counterparty"), on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS TRANSACTION EXCHANGED BETWEEN US, UNLESS YOU REQUEST THAT WE SIGN HARD COPY VERSIONS OF THIS CONFIRMATION. PLEASE CONTACT THE INDIVIDUAL INDICATED IN THE LAST PARAGRAPH OF THIS LETTER TO RECEIVE SUCH COPIES.

     PLEASE SIGN AND RETURN THIS CONFIRMATION AT YOUR EARLIEST
CONVENIENCE.  BECAUSE OF THE IMPORTANCE OF CONFIRMING
TRANSACTIONS PROMPTLY AND ACCURATELY, WE REGRET THAT ANY
CONFIRMATIONS WHICH ARE NOT SIGNED AND RETURNED WITHIN TEN DAYS
MAY RESULT IN A DELAY IN PAYMENTS.

     This Confirmation incorporates the definitions and provisions contained in the 1991 ISDA Definitions, as published by the International Swap Dealers Association, Inc. ("ISDA") (the "Definitions"). The Definitions shall apply to this communication even if the Agreement between the parties incorporates the provisions of the 1985 ISDA Code of Swaps, the 1986 ISDA Code of Swaps, or the 1987 Interest Rate and Currency Exchange Definitions. In the event of any inconsistency between this Confirmation and the Agreement or the Definitions, the terms of this Confirmation shall govern this Agreement.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 19, 1998, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:          Rate Cap Transaction

Notional Amount:              USD 40,000,000.00

Trade Date:                   18 August 1998

Effective Date:               19 August 1998

Termination Date:             13 March 2001

Fixed Amounts:

     Fixed Rate Payer:        Counterparty

     Fixed Rate Payer
     Payment Dates:           13 March, 13 June, 13 September and
                              13 December in each year,
                              commencing on 13 September 1998,
                              and ending on the Termination Date,
                              inclusive, subject to adjustment in
                              accordance with the Modified
                              Following Business Day Convention

     Fixed Rate Payer initial
     Calculation Period:      From and including 13 June 1998, to
                              but excluding 13 September 1998,
                              subject to adjustment in accordance
                              with the Modified Following
                              Business Day Convention

     Fixed Rate:              0.36625%

     Fixed Rate Day
     Count Fraction:          Actual/360

Floating Amounts:

     Floating Rate Payer:     MLCS

     Cap Rate:                5.75%

     Floating Rate Payer
     Payment Dates:           13 March, 13 June, 13 September and
                              13 December in each year,
                              commencing on 13 September 1998,
                              and ending on the Termination Date,
                              inclusive, subject to adjustment in
                              accordance with the Modified
                              Following Business Day Convention

     Floating Rate Payer initial
     Calculation Period:      From and including 13 June 1998, to
                              but excluding 13 September, 1998,
                              subject to adjustment in accordance
                              with the Modified Following
                              Business Day Convention

     Floating Rate Option:    USD-LIBOR-BBA

     Designated Maturity:     Three months

     Floating Rate Day
     Count Fraction:          Actual/360

     Reset Dates:             The first day of each Floating Rate
                              Payer Calculation Period

     Rate Cut-off Dates:      Inapplicable

     Method of Averaging:     Inapplicable

     Compounding:             Inapplicable

Calculation Agent:            MLCS

Business Days:                New York, London

     3.   Account Details

     Payment to MLCS:         BANKERS TRUST COMPANY, NEW YORK, NY
                              (FED ABA:  021001033)
                              FAO:  MERRILL LYNCH CAPITAL
                              SERVICES, INC. -
                              DOLLAR SWAPS, NEW YORK, NY
                              A/C#:  00-811-874

     Payments to
     Counterparty:            Please advise

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission on (212) 449 6219, Attention:
Keith Doree, telephone:  (212) 449 7412.

                         Very truly yours,

                         MERRILL LYNCH CAPITAL SERVICES, INC.


                         By: __________________________________
                              Authorized Signatory

Accepted and confirmed as
of the Trade Date written above:


NOVASTAR MORTGAGE FUNDING TRUST SERIES 1998-2


By: ________________________________
     Name:  Emmett R. Harmon
     Title:  Vice President